Rule 424(b)(3)
Registration Statement No. 333-136681
Pricing Supplement No. 04
Dated November 6, 2006
(To Prospectus dated August 16, 2006 and
 Prospectus Supplement dated August 22, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$5,000,000,000
Medium-Term Notes, Series R
Principal Amount:						$750,000,000.00
Issue Price:						$748,642,500.00
Net Proceeds to the Company:				$746,767,500.00
Agent's Discount or Commission:			0.25%
Agent:					BNP Paribas Securities Corp.
						Citigroup Global Markets Inc.
					Credit Suisse Securities (USA) LLC
						Daiwa Securities America Inc.
				Mitsubishi UFJ Securities International plc
						RBC Capital Markets Corporation
						Scotia Capital (USA) Inc.
CUSIP:							45974VA99
Settlement Date:						11/09/06
Stated Maturity (date):					02/15/12
Interest Rate:						5.40%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: